UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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WESTERN NEW ENGLAND BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2019

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Western New England Bancorp, Inc., the holding company for Westfield Bank, which will be held on May 14, 2019, at 10:00 a.m., Eastern Standard Time, at the Sheraton Springfield Monarch Place Hotel, One Monarch Place, Springfield, Massachusetts 01144.

The attached Notice of Annual Meeting of Shareholders and proxy statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of Western New England Bancorp, Inc., and Westfield Bank, and you will have an opportunity to ask questions.

The Board of Directors of Western New England Bancorp, Inc., has determined that an affirmative vote on the matters to be considered at the Annual Meeting is in the best interests of Western New England Bancorp, Inc., and its shareholders and unanimously recommends a vote “For” these matters.

Please promptly submit your proxy by telephone, internet or mail, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Western New England Bancorp, Inc., and Westfield Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

James C. Hagan

Chief Executive Officer

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT (413) 568-1911.

i

WESTERN NEW ENGLAND BANCORP, INC.

141 Elm Street

Westfield, Massachusetts 01085

(413) 568-1911

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	Tuesday, May 14, 2019

TIME	10:00 A.M. Eastern time

PLACE	Sheraton Springfield Monarch Place Hotel One Monarch Place Springfield, Massachusetts 01114

ITEMS OF BUSINESS	(1) Election of the nominees named in the attached proxy statement as directors to serve on the Board of Directors for a term of office stated.

(2) Consideration and approval of a non-binding advisory resolution on the compensation of our Named Executive Officers.

(3) Ratification of the appointment of Wolf & Company, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

(4) Consideration of any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	The record date for the Annual Meeting is March 20, 2019. Only shareholders of record as of the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

PROXY VOTING	You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please promptly submit your proxy by telephone, internet or by signing and returning the proxy card by mail. Submitting a proxy will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

James C. Hagan
Chief Executive Officer

Westfield, Massachusetts

April 2, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2019.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available free of charge at http://www.snl.com/IRW/govdocs/4066200 and www.viewproxy.com/WNEB/2019

WESTERN NEW ENGLAND BANCORP, INC.

141 Elm Street

Westfield, Massachusetts 01085

(413) 568-1911

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 14, 2019

INFORMATION ABOUT THE ANNUAL MEETING

General

Western New England Bancorp, Inc., a Massachusetts-chartered stock holding company, is registered as a savings and loan holding company with the Federal Reserve Board and owns all of the capital stock of Westfield Bank. As used in this proxy statement, “we,” “us,” “our” and “Company” refer to Western New England Bancorp, Inc., and/or its subsidiaries, depending on the context. Our common stock is listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “WNEB.” The term “Annual Meeting,” as used in this proxy statement, means the 2019 Annual Meeting of shareholders and includes any adjournment or postponement of such meeting.

We have sent you this proxy statement and the proxy card because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, internet or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Procedures.”

We made available this proxy statement, the Notice of Annual Meeting of Shareholders and the proxy card on or about April 2, 2019, to all shareholders entitled to vote. If you owned our common stock as of the close of business on March 20, 2019, the record date, you are entitled to vote at the Annual Meeting.

Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to our shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about April 2, 2019, to all shareholders of record entitled to vote at the Annual Meeting.

Obtaining a Copy of the Proxy Statement and Annual Report on Form 10-K

A copy of the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018, (without exhibits) will be provided free of charge, upon request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. If you want to receive a paper or e-mail copy of the proxy statement or annual report, please follow the instructions provided with your proxy materials and on your proxy card or voter instruction form.

If requesting materials by e-mail, please send a blank e-mail with the Control Number that is printed on the Notice in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 30, 2019, to facilitate timely delivery.

The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including the Company.

Who Can Vote at the Annual Meeting?

Only shareholders of record as of the close of business on March 20, 2019, will be entitled to vote at the Annual Meeting. On this record date, there were 27,003,929 shares of common stock outstanding and entitled to vote.

If on March 20, 2019, your shares were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, internet or by mail as instructed below to ensure your vote is counted.

Voting Procedures

For all matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, internet or by mail as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●	To vote over the telephone, dial toll-free 1-866-804-9616 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Control Number from your Notice. Your vote must be received by 11:59 P.M., Eastern Standard Time on May 13, 2019, to be counted.

●	To vote on the internet, go to www.AALvote.com/WNEB to complete an electronic proxy card. You will be asked to provide the Control Number from your Notice. Your vote must be received by 11:59 P.M., Eastern Standard Time on May 13, 2019, to be counted.

●	To vote by mail, simply request a copy of the proxy statement as indicated above, which will include a proxy card and then complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “For” Proposals 1, 2 and 3 as set forth in the Notice of Annual Meeting of Shareholders.

If any other matter is presented at the Annual Meeting, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Shareholders.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on March 20, 2019, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Employee Stock Ownership Plan

●	Each participant in our Employee Stock Ownership Plan Trust (the “ESOP”) has the right to direct First Bankers Trust Services, Inc., as trustee of the ESOP (“First Bankers Trust”), as to how to vote his or her proportionate interests in all allocated shares of common stock held in the ESOP. First Bankers Trust will vote any unallocated shares, as well as any allocated shares as to which no voting instructions are received, in the same proportion as the shares for which voting instructions have been received. First Bankers Trust’s duties with respect to voting the common stock in the ESOP is governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The fiduciary provisions of ERISA may require, in certain limited circumstances, that First Bankers Trust override the votes of participants with respect to the common stock held by First Bankers Trust and to determine, in First Bankers Trust’s best judgment, how to vote the shares. Your voting instructions must be received by 11:59 P.M., Eastern Standard Time on May 7, 2019, to be counted.

401(k) Plan Shares

●	Each participant in our 401(k) Plan has the right to direct Delaware Charter & Trust Company, a Delaware Corporation conducting business under the trade name of The Principal Trust Company, as trustee of the 401(k) Plan (“Principal Trust”), as to how to vote his or her proportionate interests in all allocated shares of common stock held in the 401(k) Plan. Principal Trust will vote any unallocated shares, as well as any allocated shares as to which no voting instructions are received, in the same proportion as the shares for which voting instructions have been received. Principal Trust’s duties with respect to voting the common stock in the 401(k) Plan are governed by the fiduciary provisions of ERISA. The fiduciary provisions of ERISA may require, in certain limited circumstances, that Principal Trust override the votes of participants with respect to the common stock held by Principal Trust and to determine, in Principal Trust’s best judgment, how to vote the shares. Your voting instructions must be received by 11:59 P.M., Eastern Standard Time on May 7, 2019, to be counted.

Quorum Requirement

A quorum is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting are present at the Annual Meeting in person or are represented by proxy. On the record date, there were 27,003,929 shares of common stock outstanding and entitled to vote. Thus, the holders of 13,772,004 shares of common stock must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting or vote by proxy over the telephone or the internet as instructed above. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

Proposals and Vote Requirements

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “For” votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the election of directors. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Consideration and Approval of a Non-Binding Advisory Resolution on the Compensation of Our Named Executive Officers. The approval of the non-binding advisory resolution on the compensation of our Named Executive Officers will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote for this proposal.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of Wolf & Company, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2019, will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes are not counted as votes cast and they will have no effect on the vote.

Effect of Broker Non-Votes

Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. Brokers who hold their customers’ shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the brokers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which typically include the ratification of the appointment of our independent registered public accounting firm. Proposals 1, 2 and 3 are considered “non-routine” under The NASDAQ Marketplace Rules (the “NASDAQ Listing Rules”).

If your broker returns a proxy but does not vote on a proposal, this will constitute a broker non-vote. A broker non-vote will have no effect on the outcome of any proposal.

Confidential Voting Policy

We maintain a policy of keeping shareholder votes confidential. Only the Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements.

Revoking Your Proxy

You may revoke your grant of proxy at any time before the final vote at the Annual Meeting. If you are the shareholder of record, you may revoke your proxy in any one of the following four ways:

■	filing a written revocation of the proxy with our Secretary;

■	entering a new vote over the internet or by telephone;

■	attending and voting in person at the Annual Meeting; or

■	submitting another signed proxy card bearing a later date.

If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party in order to revoke your proxy.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Solicitation of Proxies

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Annual Meeting of Shareholders, the proxy card and any additional information furnished to shareholders. We have engaged Alliance Advisors as our proxy solicitor to help us solicit proxies for a fee of $15,000, plus reasonable out-of-pocket expense. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees or by a firm engaged to do the same by such individuals. No additional compensation will be paid to directors, officers or other regular employees for such services.

Submission of Shareholder Proposals and Nominations for the 2020 Annual Meeting

If you wish to submit proposals to be included in our proxy statement for the 2020 annual meeting of shareholders (the “2020 Annual Meeting”) pursuant to Rule 14a-8 (as defined below), we must receive them on or before December 4, 2019. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for the 2020 Annual Meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, under our Amended and Restated Bylaws (“Bylaws”), if you wish to nominate a director or bring other business before the 2020 Annual Meeting, which is not included in the proxy statement for the 2020 Annual Meeting, the following criteria must be met: (i) you must be a shareholder of record; (ii) you must have given timely notice in writing to our Secretary; and (iii) your notice must contain specific information required in Article I, Section 6 of our Bylaws, which are on file with the SEC. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2020 Annual Meeting must be received no earlier than November 4, 2019, and no later than December 4, 2019.

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the following individuals listed in the table below for election as directors at the Annual Meeting. All nominees have consented to being named in this proxy statement and to serve if elected. If you elect all the nominees listed below, they will hold office until the annual meeting of shareholders noted within the table below or until their successors have been elected and qualified.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Nominees	Term to Expire
Gary G. Fitzgerald	2022
Paul C. Picknelly	2022
Kevin M. Sweeney	2022
Christos A. Tapases	2022

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominees for director who receive the most votes will be elected. You may not vote your shares cumulatively for the election of directors. For purposes of the election of directors, shares for which voting authority is withheld and broker non-votes will have no effect on the result of the vote.

Our Recommendation

the board unanimously recommends a vote “for all” the nominees for election as directors SET FORTH ABOVE.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

Our Board currently consists of 13 members. The name, age and length of service of each of our nominees and the continuing members of our Board are set forth below:

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since(2)
Gary G. Fitzgerald	52	2019	Director	2016
Paul C. Picknelly	58	2019	Director	2016
Kevin M. Sweeney	53	2019	Director	2013
Christos A. Tapases	59	2019	Chairman of the Board	2013

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since(2)
Laura Benoit	52	2020	Director	2014
Donna J. Damon	60	2020	Director	2011
Lisa G. McMahon	60	2020	Director	2014
Steven G. Richter	63	2020	Director	2011
William J. Wagner	72	2020	Vice Chairman of the Board, Senior Vice President, Chief Business Development Officer	2016
James C. Hagan	58	2021	President, Chief Executive Officer, Director	2009
William D. Masse	63	2021	Director	2016
Gregg F. Orlen	69	2021	Director	2016
Philip R. Smith	62	2021	Director	2009

(1)	At May 14, 2019

(2)	Includes terms served on the Board of Directors of Westfield Bank, as applicable.

The principal occupation, education and business experience, where applicable, of each nominee for election as director and each continuing and retiring director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees

Gary G. Fitzgerald has been a director of our Board since October 2016. Previously, Mr. Fitzgerald served on the boards of Chicopee Savings Bank and Chicopee Bancorp, Inc., since 2009. Mr. Fitzgerald is a Certified Public Accountant and is a shareholder of Downey, Pieciak, Fitzgerald & Co., P.C., a CPA firm located in Springfield, Massachusetts. Mr. Fitzgerald received a Bachelor of Science degree from Western New England University, a Master of Science in Taxation degree from Bentley University, and has been licensed as a Certified Public Accountant since 1996. His extensive background in accounting and taxation provides him with the qualifications and skills to serve as a director and as one of the Company’s two financial experts.

Paul C. Picknelly has been a director of our Board since October 2016. Previously, Mr. Picknelly served on the boards of Chicopee Savings Bank and Chicopee Bancorp, Inc., since 200 and 2006, respectively. Mr. Picknelly is a hotel owner and operator, as well as a commercial real estate developer. Mr. Picknelly currently serves as President of Monarch Enterprises, LLC (Monarch Place Office Tower, Sheraton Springfield, and the Hilton Garden Inn Hotels in Springfield and Worcester, MA) and manages various commercial real estate properties in the local area. Mr. Picknelly brings to the Board his unique and extensive knowledge of the customers, communities and political climate within our marketplace from a premier hotel management and real estate developer perspective.

Kevin M. Sweeney has been a director of our Board since 2013. He is a Professor of Practice with the Foisie Business School at Worcester Polytechnic Institute (WPI) in Worcester, MA, where he specializes in corporate finance and financial institutions, markets, and technology. Mr. Sweeney has been a member of the WPI faculty since 2011. Mr. Sweeney is also the Director of the WPI Wall Street FinTech Project Center and the Director of the WPI Pioneer Valley Project Center, and he is the Faculty Co-Coordinator of the WPI FinTech Collaborative. Professor Sweeney is also a visiting Lecturer with the Columbia University School of Professional Studies in New York, NY, where he teaches finance and organizational strategy and leadership. Professor Sweeney also serves on the FinTech leadership advisory group of the Financial Services Leadership Council of Massachusetts in Boston, Massachusetts. Professor Sweeney has also been a Senior Lecturer with Western New England University College of Business and an Adjunct Professor of Law at the Western New England University School of Law. Professor Sweeney is also a Principal of Sweeney Strategic Consulting, where he advises non-profit and for-profit organizations in the areas of finance, strategy, financial technology, economic development, and project-based learning. Professor Sweeney also served as the interim President and Chief Executive Officer of Develop Springfield, where he had overall strategic and operational responsibility for community-based development initiatives. Professor Sweeney also served on the board of directors of a community development financial institution from 2009 to 2018. Professor Sweeney previously spent 19 years with the MassMutual Financial Group, where he was most recently a Managing Director of MassMutual Capital Partners LLC and was responsible for strategic mergers and acquisitions, private equity investments, and other transactions for MassMutual and its affiliated companies. He also served on various international MassMutual affiliate boards of directors and as chairman of the board of directors of MassMutual Trust Company, FSB. Mr. Sweeney held a variety of other executive positions at MassMutual in international operations, finance, law, and human resources. Professor Sweeney received a Bachelor of Arts from the University of Massachusetts—Amherst, a Doctor of Law from the University of Wisconsin Law School and an M.B.A. jointly from New York University Stern School of Business, the London School of Economics & Political Science, and the HEC School of Management in Paris, France. Professor Sweeney’s experience as a senior executive at a Fortune 500 company and his vast academic experience and organizational consulting ventures provides him with the qualifications and skills to serve as a director.

Christos A. Tapases has been a director of our Board since January 2013 and assumed the position of Chairman immediately following the date of the 2018 Annual Meeting upon the retirement of the Company’s chairman, Mr. Williams. Mr. Tapases is a Principal at Corbin & Tapases, P.C., and has been practicing public accounting since 1982. Mr. Tapases joined Corbin & Tapases, P.C., in 1984 after gaining valuable experience with Arthur Andersen & Co. Mr. Tapases has been a certified public accountant since 1987 and is also the Plans and Training Officer for the City of Westfield Emergency Management Agency. Mr. Tapases received a Bachelor of Science in Business Administration from American International College. Mr. Tapases’ extensive management, corporate governance and accounting experience as a certified public accountant provides him with the qualifications and skills to serve as a director and the chairman of our board.

Continuing Directors

Laura Benoit has been a director of our Board since 2014. Ms. Benoit has been the Treasurer and Co-Owner of Baystate Fuel Oil, Inc., a fuel distribution company located in Agawam, Massachusetts, since 1985. Ms. Benoit also serves as President of Buddy Realty, LLC. Ms. Benoit is a former member of the board of directors of the Western Mass Fuel Dealers Association where she served as Treasurer and then President for a period of ten years. Ms. Benoit received an Associate’s degree in Business Administration from Holyoke Community College. Ms. Benoit’s finance, accounting and small business management experience provides her with the qualifications and skills to serve as a director.

Donna J. Damon has been a director of our Board since 2011. Ms. Damon is the President and owner of New England Concrete Cutting, Inc., a construction company specializing in concrete cutting and drilling located in Agawam, Massachusetts. She also serves as an executive officer and the office manager for two separate companies, Witch Equipment of New England, Inc., and Witch Enterprises, Inc. Ms. Damon also serves on various community boards. Ms. Damon’s experience in human resource, office management and business administration, including financial management and employee benefit administration provides her with the qualifications and skills to serve as a director.

James C. Hagan has been a director of our Board since 2009, our Chief Executive Officer since December 31, 2008, and our President since June 2005. Mr. Hagan served as Chief Operating Officer of the Company and Westfield Bank from June 2005 until December 2008. Prior to that, he served as Senior Vice President and Commercial Loan Department Manager of Westfield Bank from 1998. From 1994 through 1998, Mr. Hagan was a Vice President at Westfield Bank. Prior to 1994, Mr. Hagan worked as a commercial lender and manager at other New England based banking institutions. He received a Bachelor of Science from Westfield State College and received a Master of Business Administration from American International College. Mr. Hagan’s expertise in credit administration, commercial lending and management through his various roles within the Company and within other New England based banking institutions provides him with the qualifications and skills to serve as a director.

William D. Masse has been a director of our Board since October 2016. Previously, Mr. Masse served on the boards of Chicopee Savings Bank and Chicopee Bancorp, Inc., since 1998 and 2006, respectively. Mr. Masse is the President of Granfield, Bugbee & Masse Insurance Agency in Chicopee, Massachusetts. He has been in the insurance industry for 40 years. Mr. Masse holds a Bachelor of the Arts degree from Williams College where he majored in economics. Mr. Masse has, in the past, served as Chairman and/or President of the board of directors of area non-profit organizations. His experience as well as business and community contacts provides him with the qualifications and skills to serve as a director.

Lisa G. McMahon has been a director of our Board since 2014. Ms. McMahon is the Director of Institutional Advancement and Stewardship with the Westfield State University. Ms. McMahon came to the University in 2013 after leaving Merrill Lynch where she obtained her general securities license and license to become a registered investment advisor representative. Ms. McMahon currently serves as president of the Westfield Academy Foundation as well as the president of the executive board of the Genesis Center – a division of the Sisters of Providence Health Systems. From 2007 to 2012, Ms. McMahon was the executive director of the Westfield Business Improvement District, Inc. Ms. McMahon received a Bachelor of Science degree from Our Lady of the Elms College. Ms. McMahon’s business experience and extensive work with micro businesses, nonprofits, and community relations provides her with the qualifications and skills to serve as a director.

Gregg F. Orlen has been a director of our Board since October 2016. Previously Mr. Orlen served on the boards of Chicopee Savings Bank and Chicopee Bancorp, Inc., since 1999 and 2006, respectively. Mr. Orlen is the owner of Gregg Orlen Custom Homebuilders and works as an excavating contractor. Mr. Orlen served on the development committee for South Hadley’s municipal golf course, The Ledges, and was responsible for the oversight of its construction phase. Mr. Orlen remained on the golf course commission, while a resident of South Hadley. Mr. Orlen holds a Bachelor of Science in Business Management. Mr. Orlen is a well-established premier builder of residential homes within our market and brings to the Board his extensive knowledge of the local housing market.

Steven G. Richter has been a director of our Board since 2011. Dr. Richter is the founder, former owner, operator and President of Micro Test Laboratories, Inc., a contract testing and manufacturing support operation for the pharmaceutical and biotechnology industries. Dr. Richter is the Chief Science Officer of Cambrex, Inc., which purchased Avista Pharma Solutions, Inc., in 2018, and the manager of Richco Laboratories LLC, which is a life science consulting and testing operation. Dr. Richter is a registered microbiologist with both the American Society of Clinical Pathology and the American Society for Microbiology. Dr. Richter serves on the boards of the Massachusetts Biotechnology Council, the Massachusetts Biotechnology Education Foundation, the Holyoke Community College Biotech Advisory Board and the Westfield State University Life Science Advisory Board. Dr. Richter is also actively involved in research and development with the University of Massachusetts and an IALS Institute advisory board member. Dr. Richter previously served in a biotechnological advisory capacity for small business with Governor Romney and is a past FDA microbiologist and accredited regulatory affairs professional. Dr. Richter is a graduate of the University of Massachusetts with a Bachelor’s of Science in Microbiology and went on to receive his Master of Sciences degree in Biological Sciences from the University of Massachusetts-Lowell and his Ph.D. in Sterilization Sciences from Columbia Pacific University. Dr. Richter’s experience in small business administration and management, including financial and business operations matters, provides him with the qualifications and skills to serve as a director.

Philip R. Smith has been a director of our Board since 2009. Prior to Mr. Smith’s directorship, he served as Secretary to the Company. Mr. Smith has been a partner at Bacon & Wilson, P.C., one of the largest regional law firms in western Massachusetts specializing in Real Estate, Business Law and Estate Planning, since 2001.  Mr. Smith has served as a past board member of the Westfield Chamber of Commerce in Westfield, Massachusetts, and of the Westfield State College Foundation. Mr. Smith is a past member of the Westfield Community Development Corporation board of directors. He is a graduate of the University of New Hampshire and received a J.D. from New England School of Law and an LL.M. in taxation from Boston University. Mr. Smith’s experience in commercial and residential lending and business law through his many years of legal practice provides him with the qualifications and skills to serve as a director.

William J. Wagner has been a director of our Board and serving as Vice Chairman and Chief Business Development Officer since October 2016, as a result of the Company’s merger with Chicopee Bancorp, Inc. Prior to the merger, Mr. Wagner served as the President and Chief Executive Officer of Chicopee Savings Bank since 1984 and the President and the Chairman of the Board of Chicopee Bancorp, Inc., since its formation in 2006.  Mr. Wagner continues to serve as the president of the Chicopee Savings Bank Charitable Foundation since its inception in 2006. Mr. Wagner is well known and respected in the Massachusetts and Connecticut banking industry and throughout the Western Massachusetts community through his active leadership roles and participation on the boards of many banking, civic and philanthropic organizations. Mr. Wagner currently serves as a director for the following organizations: Center for Financial Training (Chairman), the Economic Development Council of Western Massachusetts, the Westmass Area Development Corporation and the Eastern States Exposition Board of Trustees. He is an active member of several organizations. Mr. Wagner previously served on the boards of Easters States Exposition Board of Directors, BankersBank Northeast, the Savings Bank Employee Retirement Association, the Depositors Insurance Fund of Massachusetts, the Holyoke Community College, the Sisters of Providence Health Systems and the Elms College.  Many recognition awards have been bestowed upon Legacy Chicopee Savings Bank and/or Mr. Wagner for his leadership and direction of that bank’s philanthropic support. Mr. Wagner is the recipient of The Warren Group/Banker & Tradesman’s Community Bank Hero’s Award, the Chicopee Boys & Girls Club’s Prescott Founders Award, the Bishops' Catholic Schools Award from the Diocese of Springfield, the EXCEL Award from the Chicopee Council on Aging, the Paul Harris Fellowship Award from the Rotary of West Springfield, the First Annual Presidential Award from the Elms College, the Cathedral High School Distinguished Alumni Award, the Holyoke Community College Distinguished Service Award, and multiple non-profit humanitarian awards. Mr. Wagner is a graduate of Western New England University with a Bachelor of Business Administration degree in Accounting, cum laude. In 2003, he a received an Honorary Doctorate of Law Degree from the Elms College. Mr. Wagner’s extensive banking background and involvement in numerous economic development and financial organizations provides him with the qualifications and skills to serve as Vice Chairman of the Board and as a director.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following are our executive officers who are not also members of the Board and therefore are not listed above. The executive officers hold office until their respective successors have been appointed and qualified, or until death, resignation or removal by the Board. Ages reflected are as of the annual meeting date of May 14, 2019.

Gerald P. Ciejka, age 58, serves as Senior Vice President, General Counsel and Director of Human Resources of the Company and Westfield Bank. Prior to 2005, Mr. Ciejka was a partner at the Springfield, Massachusetts, law firm of Bulkley, Richardson and Gelinas in the business organization and real estate departments. From 1997 to 2004, Mr. Ciejka served as branch manager and senior underwriting counsel for First American Title Insurance Company and Chicago Title Insurance Company.

Louis O. Gorman, age 59, serves as Senior Vice President of Credit Administration and Chief Credit Officer. Mr. Gorman has served as Chief Credit Officer since 2010 and as Vice President of Credit Administration since 2009. Prior to 2009, Mr. Gorman was a commercial loan officer for the Company and Westfield Bank since 2000 and also performed the same function at other New England based banking institutions.

Cidalia Inacio, age 63, serves as the Senior Vice President of Retail Banking and also supervises Westfield Bank’s investment services division – Westfield Investment Services. Ms. Inacio has been serving in her current position since October 2016. Previously, Ms. Inacio served as the Senior Vice President of Retail Banking for Legacy Chicopee Savings Bank where she held the position since March 2010.

Darlene Libiszewski, age 53, serves as Senior Vice President and Chief Information Officer. Ms. Libiszewski has been serving in her current position since October 2016. Previously, Ms. Libiszewski served as the Senior Vice President of Information Technology for Legacy Chicopee Savings Bank where she held the position since December 2007.

Deborah J. McCarthy, age 59, serves as Senior Vice President of the Company and Westfield Bank since 2016 and since 2001, she has been the Manager of the Deposit Operations Department and Electronic Banking Departments. Ms. McCarthy has worked for Westfield Bank in numerous capacities since 1979.

Allen J. Miles, III, age 56, was appointed to Executive Vice President in December 2008 and serves as Westfield Bank’s Senior Lender. Prior to that, Mr. Miles served as Senior Vice President and Senior Lender of the Company and Westfield Bank since August 2005. From 1998 to 2005 Mr. Miles served as Vice President and Commercial Loan Officer.

Kevin C. O’Connor, age 59, was appointed to Executive Vice President and Chief Banking Officer in February 2017. Previously Mr. O’Connor held the position of Senior Vice President of Retail Banking since February 2015 and served as Vice President since 2010. Mr. O’Connor has over twenty-five years’ experience in retail and branch banking and had previously worked at both national and regional banking institutions as a Vice President and regional manager of retail banking and sales, including small business sales.

Leo R. Sagan, Jr., age 56, was appointed to serve as Chief Risk Officer and Senior Vice President of the Company and Westfield Bank in April 2017. Previously, Mr. Sagan served as the Chief Financial Officer of the Company and Westfield Bank since December 2008, as Vice President and Controller of the Company and Westfield Bank since 2003, as Controller of the Company and Westfield Bank from 2002 to 2003 and as Assistant Treasurer of the Company and Westfield Bank from 1999 to 2002.

Guida R. Sajdak, age 46, was appointed to serve as Chief Financial Officer and Treasurer of the Company and Westfield Bank in April 2017. Mrs. Sajdak had served as the Executive Vice President and Chief Risk Officer of the Company and Westfield Bank since October 2016. Previously, Mrs. Sajdak served as the Senior Vice President and Chief Financial Officer and Treasurer of Legacy Chicopee Bancorp, Inc., and Legacy Chicopee Savings Bank where she held the position since 2010. Mrs. Sajdak served Chicopee Savings Bank in various capacities since 1989 including that of Internal Auditor and Commercial Lender. Mrs. Sajdak also serves on the board of the Chicopee Savings Bank Charitable Foundation as its Treasurer.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in our day-to-day operations. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Company’s Board held 10 regular meetings during the fiscal year ended December 31, 2018, and the Westfield Bank Board held 12 regular meetings. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that particular director served during such period.

It is our policy that all directors and nominees attend the Annual Meeting. At the 2018 Annual Meeting, all members then serving on the Board were in attendance with the exception of Ms. Benoit and Ms. Damon.

Board of Directors Independence

Rule 5605 of the NASDAQ Listing Rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Nominating and Corporate Governance Committees be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ Listing Rules, members of a Compensation Committee must also satisfy independence requirements set forth in Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a Compensation Committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company which is material to that member's ability to be independent from management in connection with the duties of a Compensation Committee member, including: (a) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (b) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board consults with our legal counsel to ensure that their determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ Listing Rules, as in effect from time to time.

Consistent with these considerations, the Board has affirmatively determined that all of its directors, including the director nominees, satisfy general independence requirements under the NASDAQ Listing Rules, other than Messrs. Hagan and Wagner. In making this determination, the Board found that none of the directors, other than Messrs. Hagan and Wagner, had a material or other disqualifying relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each director, other than Messrs. Hagan and Wagner, is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board determined that Mr. Hagan, our President and Chief Executive Officer, and Mr. Wagner, Vice Chairman of the Board, Senior Vice President and Chief Business Development Officer, are not independent directors by virtue of their current employment with us. The Board also determined that each member of the Audit, Nominating and Corporate Governance and Compensation Committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable.

Code of Ethics and Corporate Governance Guidelines

We have adopted a Conflict of Interest Policy and Code of Conduct, which applies to all our employees and officers. We have also adopted a Code of Ethics for Senior Financial Officers, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions for us, and which requires compliance with the Conflict of Interest Policy and Code of Conduct. The Code of Ethics for Senior Financial Officers meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth below. We have not amended or granted any waivers of a provision of our Code of Ethics during 2018.

The Board adopted Corporate Governance Guidelines to assure that it will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board independence, composition and selection, Board meetings and involvement of senior executives, senior executive performance evaluation and succession planning, and Board committees and compensation.

The Code of Ethics for Senior Financial Officers and our Corporate Governance Guidelines are available to shareholders on our website at www.westfieldbank.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Committees of the Board of Directors

The Board has five committees: an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and a Finance and Risk Management Committee (the “Finance Committee”). The following table provides membership as of May 22, 2018, and meeting information for the year ended December 31, 2018, for each committee:

Name	Executive Committee	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Finance and Risk Management Committee
Laura Benoit		X		X
Donna J. Damon			X	X*
Gary G. Fitzgerald**		X*		X
James C. Hagan	X				X
William D. Masse		X			X
Lisa G. McMahon			X*	X
Gregg F. Orlen			X	X
Paul C. Picknelly		X	X
Steven G. Richter		X	X
Philip R. Smith	X				X
Kevin M. Sweeney				X	X*
Christos A. Tapases**	X*	X			X
William J. Wagner	X				X
Total meetings in 2018	28	5	3	2	5

*	Committee Chair

**	Financial Expert

Below is a description of each committee of the Board.

Executive Committee

The Executive Committee exercises the powers of the Board between Board meetings and is responsible for reviewing and approving Westfield Bank extensions of credit above and beyond management’s authority. During 2018, the Executive Committee was chaired by Mr. Williams until his retirement on May 15, 2018, after which time, Mr. Tapases was appointed as committee chair. Messrs. Hagan, Tapases and Wagner served as members with Mr. Smith, who joined the committee on May 22, 2018.

Audit Committee

During 2018, the Audit Committee was chaired by Mr. Smith through May 22, 2018, at which time Mr. Smith transferred to serve on the Executive Committee. Mr. Fitzgerald was then appointed as the Audit Committee chair and served with Ms. Benoit and Messrs. Masse, Richter and Tapases as members. The Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments.

The primary duties and responsibilities of the Audit Committee are to:

(1)	oversee and monitor the financial reporting process and internal controls system;

(2)	review and evaluate the audit performed by outside auditors and report any substantive issues found during the audit to the Board;

(3)	appoint, compensate and oversee the work of the independent auditors;

(4)	review and approve all transactions with affiliated parties; and

(5)	provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board.

The Board reviews the NASDAQ Listing Rules’ definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Exchange Act). The Board has also determined that Messrs. Fitzgerald and Tapases qualify as “audit committee financial experts” as such term is currently defined in Item 407(d)(5) of Regulation S-K. The Board has adopted a written charter for the Audit Committee that is available to shareholders on our website at www.westfieldbank.com.

Pre-approval of Services. The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for us by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described below, which are approved by the Audit Committee prior to completion of the audit.

The pre-approval requirement set forth above shall not be applicable with respect to non-audit services if:

(1)	the aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

(2)	such services were not recognized by us at the time of the engagement to be non-audit services; and

(3)	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved 100% of the services performed by the independent registered public accounting firm for the fiscal year ending December 31, 2018, pursuant to the policies outlined above.

Audit Committee Report.(1) The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2018, with management and our independent registered public accounting firm, Wolf & Company, P.C. (“Wolf & Company”) The Audit Committee has discussed with Wolf & Company the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from Wolf & Company required by applicable requirements of the PCAOB regarding Wolf & Company’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

Western New England Bancorp, Inc. Audit Committee Gary G. Fitzgerald, Chairperson Laura Benoit William D. Masse Paul C. Picknelly Steven G. Richter Christos A. Tapases

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

During 2018, the Nominating and Corporate Governance Committee was chaired by Ms. McMahon with Ms. Damon and Messrs. Orlen, Picknelly, Richter and Sweeney as members. On May 22, 2018, Mr. Sweeney’s term on the Nominating and Corporate Governance Committee ended. Each member of the Nominating and Corporate Governance Committee is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, and each is an independent director under the corporate governance standards of the NASDAQ Listing Rules. The Board has adopted a written charter for the Nominating and Corporate Governance Committee that is available to shareholders on our website at www.westfieldbank.com.

Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for:

■	identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board);

■	reviewing director nominations by shareholders;

■	reviewing and evaluating incumbent directors;

■	recommending to the Board for selection candidates for election to the Board;

■	making recommendations to the Board regarding the membership of the committees of the Board; and

■	reviewing the Committee Charter and developing and implementing corporate governance guidelines.

It is the policy of the Nominating and Corporate Governance Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. When considering candidates for the Board, the Nominating and Corporate Governance Committee takes into account the candidate’s qualifications, experience and independence from management. Shareholder nominees, if any, would be analyzed by the Nominating and Corporate Governance Committee in the same manner as nominees that are identified by the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The Nominating and Corporate Governance Committee also has the authority to retain any search firm to assist in the identification of director candidates. However, the Nominating and Corporate Governance Committee has not retained any such search firm, and we do not pay a fee to any third party to identify or evaluate director candidates or nominees.

In accordance with our Bylaws, nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Secretary at our principal executive office. To be timely, a shareholder’s notice must be delivered to or received by our Secretary not less than 120 calendar days in advance of the anniversary date of our proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders. Submissions must include the full name of the proposed nominee and include a detailed background of the suggested candidate, and a representation that the nominating shareholder is a beneficial or record holder of our common stock. If a nomination is not properly brought before the meeting in accordance with our Bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about our director nomination requirements, please see our Bylaws.

All nominees were nominated by the Nominating and Corporate Governance Committee. As of the date of this proxy statement, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in accordance with our Bylaws in connection with the Annual Meeting.

Compensation Committee

During 2018, the Compensation Committee was chaired by Ms. Damon with Mses. Benoit and McMahon and Messrs. Fitzgerald, Orlen and Sweeney as members. Each member of the Compensation Committee is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, each is an outside director as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and each is an independent director under the corporate governance standards of the NASDAQ Listing Rules and the independence requirements of Rule 10C-1 under the Exchange Act. As required by its charter, the Compensation Committee meets at least three times annually and with greater frequency if necessary. The Board has adopted a written charter for the Compensation Committee that is available to shareholders on our website at www.westfieldbank.com.

Pursuant to its charter, the Compensation Committee’s responsibilities include:

(1)	evaluating the performance of the Chief Executive Officer and other elected officers in light of approved performance and objectives;

(2)	making recommendations to the Board for, and setting the compensation of the Chief Executive Officer and other elected officers, based upon the evaluation of the performance of the Chief Executive Officer and the other elected officers, respectively; and

(3)	making recommendations to the Board with respect to profit sharing and equity-based compensation plans.

The Compensation Committee also reviews and discusses with management the “Compensation Discussion and Analysis” section of our proxy statements and considers whether to recommend to the full Board that it be included in our proxy statements and other filings.

Compensation Decision-Making and Policy-Making. Our Bylaws require that our business and affairs be under the direction of the Board, which includes executive officer compensation. Executive compensation is set by the Board after recommendation of the Compensation Committee. As a company listed on NASDAQ, we must observe governance standards and listing requirements that require executive officer compensation decisions to be made by a majority of independent directors of our Board, by a committee of independent directors or in exceptional and limited circumstances, a compensation committee comprised of at least three members where only one member is not independent.

The Compensation Committee has been delegated authority from our Board to oversee executive compensation by approving salary increases for Senior Vice Presidents and above by reviewing general personnel matters such as staff performance evaluations for Senior Vice Presidents and above. The Compensation Committee has established a compensation program and has a formal charter, which was adopted in December of 2006 and amended in 2007, 2013 and 2017, and advises senior management on the average salary increases for all employees under the compensation program. The compensation program consists of three components: (1) base salary; (2) annual bonuses (short-term incentives); and (3) long-term incentives (e.g., omnibus equity grants, employment and Change-in-Control Agreements, deferred compensation, retirement and fringe benefits).

The Compensation Committee considers the expectations of the Chief Executive Officer with respect to his own compensation and his recommendations with respect to the compensation of more junior executive officers, as well as empirical data and the recommendations of advisors both internal and external. Compensation decisions made by the Compensation Committee are reported by the Compensation Committee’s Chairperson to the Board, which approves, disapproves or amends the Compensation Committee’s action. The Compensation Committee does not delegate its duties to others. The Compensation Committee also confirms and approves the Summary Compensation Tables included in this proxy statement in accordance with the rules and regulations of the SEC.

In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. For additional information on the role of our compensation consultant, Pearl Meyer & Partners, LLC, in 2018, see “Compensation Discussion and Analysis” below.

Western New England Bancorp, Inc. Compensation Committee Donna J. Damon, Chairperson Laura Benoit Gary G. Fitzgerald Lisa G. McMahon Gregg F. Orlen Kevin M. Sweeney

Finance and Risk Management Committee

The Finance Committee is a standing committee of the Board and was formed in January 2014. During 2018, the Finance Committee was chaired by Mr. Sweeney with Messrs. Hagan, Masse, Smith, Tapases and Wagner as members. Mr. Williams served on the Finance Committee until his retirement from the Board on May 15, 2018. The Finance Committee meets as often as necessary but meets at least quarterly. The Board has adopted a written charter for the Finance Committee that is available to shareholders on our website at www.westfieldbank.com.

Pursuant to its charter, the purpose of the Finance Committee is to assist the Board and the Executive Committee of the Board in fulfilling their responsibility with respect to the oversight of the Company’s (1) enterprise risk management and financial framework, including all risks associated therewith, and (2) policies and practices relating to financial matters, including but not limited to, capital, liquidity and financing, as well as to merger, acquisition and divestiture activity. The Finance Committee reports to the Board regarding the Company’s risk profile, as well as its enterprise risk management framework, including the significant policies and practices employed to manage such risks, as well as the overall adequacy of the enterprise risk management function. The Finance Committee also will, as directed by the Executive Committee or the Board, review financial strategic planning, corporate financial statements, projects or initiatives.

Shareholder Communications with our Board of Directors

Shareholders may contact our Board by contacting Theresa C. Szlosek, Corporate Secretary, at Western New England Bancorp, Inc., 141 Elm Street, Westfield, Massachusetts 01085 or at (413) 568-1911. All communications will be forwarded directly to the Board.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board does not have a formal policy on separating the roles of Chairman of the Board and Chief Executive Officer and, if separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board believes that no single, one-size fits all, board leadership model is universally or permanently appropriate. The Board prefers to retain the flexibility to structure its leadership from time to time in any manner that is in the best interests of the Company and its shareholders.

The positions of our Chairman of the Board and Chief Executive Officer are currently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that our Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. The Board also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. The Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure.

Board’s Role in Risk Oversight

The Board is responsible for consideration and oversight of risk management and is responsible for ensuring that material risks are identified and managed appropriately. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces; (2) communicate necessary information on material risks to senior management and, as appropriate, to the Board or relevant Board Committee; (3) implement responsive risk management strategies appropriate to the Company’s risk profile; and (4) integrate risk management into the Company’s decision making.

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The Board receives these reports to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies. While the Board has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. The Board has established a Finance and Risk Management Committee (the “Finance Committee”) of the Board to assist in fulfilling this responsibility. The Board and the Finance Committee approve the Bank's business strategies and, in so doing, ultimately approve the level of risks the Bank takes. Senior management is responsible for implementing the Board's strategies in such a way as to limit the associated risks the Bank takes and for ensuring that the staff complies with applicable laws and regulations.

To further assist the Board and the Finance Committee in carrying out its responsibility, the Chief Risk Officer (“CRO”) serves as the primary risk management officer for establishing policy and designing and implementing the overall Enterprise Risk Management (“ERM”) framework. While business unit managers are primarily responsible for managing risk inherent in their areas of responsibility, the objective of the Chief Risk Officer is to promote risk management practices throughout the organization that are well defined, repeatable, and allow a comprehensive understanding of the Company’s risk profile.

Our Chief Risk Officer provides reports and updates to the Finance Committee on risk management initiatives. The chair of the Finance Committee reports to the full Board with respect to any notable risk management issues and coordinates with other Board and management level committees as necessary. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk. In these ways, the full Board is able to monitor our risk profile and risk management activities on an on-going basis.

The Audit Committee provides quarterly updates to the Board relating to our internal and external audit functions, including all annual reviews undertaken by Westfield Bank’s primary regulator, the Office of the Comptroller of the Currency. All policies and procedures affecting the risk factors listed above are reviewed and approved by the Board on a monthly, quarterly and annual basis as the case may be.

We believe that through our current reporting structure, the Board maintains strong and effective oversight of all risk factors affecting us. This oversight is maintained through active involvement by members of the Board on its various committees, including the Executive Committee and the Finance Committee which, pursuant to our Bylaws, has the ability to exercise the powers of the Board between Board meetings, and through the Board’s monthly meetings. Recommendations of the Board at these meetings are then implemented by senior management and the results are subsequently reported to the Board. Active involvement by all Board members has been vital to the effective oversight of all risk factors affecting us. Involvement by all members on the Board on various committees, with elected chairpersons for each committee, ensures that diverse leadership exists throughout the Board and prevents the centralization of control within one or a group of individuals.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss our executive compensation philosophy and programs. The “Committee” refers to the Compensation Committee in this Compensation Discussion and Analysis. Following this discussion, we disclose compensation of our named executive officers (“NEOs”) in the Summary Compensation Table and other compensation tables. The following individuals are our NEOs for 2018:

●         James C. Hagan, President and Chief Executive Officer;

●         Allen J. Miles, III, Executive Vice President and Chief Lending Officer; and

●         William J. Wagner, Senior Vice President and Chief Business Development Officer

Advisory Vote on NEO Compensation

At our Annual Meeting of shareholders held on May 15, 2018, we held an advisory vote on executive compensation. Although the vote was non-binding, the Committee has considered and will continue to consider the outcome of the vote when determining compensation policies and setting NEO compensation. Approximately 94% of the shares of our common stock that were voted on the proposal were voted for the approval of the compensation of the NEOs as disclosed in our 2018 proxy statement.

The Committee will continue to consider the outcome of our say-on-pay proposal, regulatory changes and emerging best practices when making future recommendations regarding compensation for our executives.

Our Decision Making Process

Role of the Committee

The Committee of the Board is responsible for discharging the Board’s duties in executive compensation matters and for administering the Company’s incentive and equity-based plans. The Committee oversees the development and implementation of the total compensation program for our NEOs.

The Committee has the responsibility for establishing, implementing and continually monitoring adherence with our executive compensation philosophy.  The Committee ensures that the total compensation paid to executives is fair, reasonable, and performance-based while aligning with shareholder interests.

Details on the Committee’s functions are more fully described in its charter, which has been approved by the Board and is available on our website.  To fulfill its charter and responsibilities, the Committee met throughout the year, meeting twice in 2018, and also may take action by written consent. The Chair of the Committee regularly reports on Committee actions at meetings of the Company’s Board, which actions are reviewed and approved by the Board.

The Committee reviews all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Committee examines the total compensation mix, pay-for-performance relationship, and how all elements, in aggregate, comprise the executive’s total compensation package. The Committee also reviews the employment contract with the Chief Executive Officer, Chief Financial Officer, Chief Information Officer, Chief Lending Officer, General Counsel, Chief Risk Officer, Chief Banking Officer, Chief Business Development Officer and Chief Credit Officer and the Change in Control Agreements or any severance agreement with another senior officer. The Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

The Committee reviews the Chief Executive Officer’s performance annually and makes decisions regarding the Chief Executive Officer’s compensation, including base salary, incentives and equity grants based on this review. Input and data from management and outside consultants and advisors are provided as a matter of practice and as requested by the Committee to provide external reference and perspective. While the Chief Executive Officer makes recommendations on other NEOs, the Committee is ultimately responsible for approving compensation for all NEOs. The Committee reviews its decisions with the full Board and obtains its approval on all actions.

The Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resource, accounting or other advisors or consultants as it deems desirable or appropriate. The Committee has direct access to outside advisors and consultants throughout the year as they relate to executive compensation.  The Committee has direct access to, and meets periodically with, the compensation consultant independently of management.

Role of the Compensation Consultant

In 2018, the Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) to serve as the Committee’s independent advisor.  As needed, Pearl Meyer assists the Committee with various compensation issues for its executives and attends committee meetings during the year.

Pearl Meyer reports directly to the Committee and carries out their responsibilities to the Committee in coordination with the Company’s human resources department, as requested by the Committee.  The Committee Chair has regular contact with Pearl Meyer outside formal Committee meetings, as appropriate.  The Committee maintains the authority to approve fees and other retention terms with respect to the compensation consultant. The Committee has reviewed Pearl Meyer’s services and determined that Pearl Meyer is independent with respect to SEC standards as well as Company policy.

Role of Management

The Company’s management provides information and input, as requested by the Committee, to facilitate decisions related to executive compensation. Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Committee. The Committee occasionally requests members of management to be present at meetings where executive compensation and Company or individual performances are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation. However, only Committee members are allowed to vote on decisions regarding executive compensation.

Elements of Pay and 2018 Decisions

2018 Short-Term Incentive Plan

For 2018, the Committee approved a performance-based, short-term incentive plan for executive and senior management and selected employees. A major element of our compensation philosophy is to make sure annual cash incentives are linked to the achievement of measureable corporate and individual performance metrics. Our performance-based, short-term incentive plan (the “STI Plan”) provides us with a vehicle to reward participants for superior company and individual performance. During 2018, each NEO, with the exception of Mr. Wagner, senior management and selected employees was eligible to participate in the STI plan.

Performance Measures. The Committee, working with management and Pearl Meyer, established and approved the Company’s performance metrics within the incentive plan. The performance triggers in order to activate the plan are as follows: (1) net income must be at least 70% of budgeted net yearly income; and (2) the Company’s subsidiary, Westfield Bank, must receive satisfactory regulatory ratings from its regulatory examiner. Incentives for each executive are tied to a combination of Company and individual performance. The Company uses the following metrics and weightings in determining the short-term incentive award for each executive: earnings per share (40%) and efficiency ratio (35%). The remaining 25% of the executives’ incentive award was tied to individual performance and linked to the Company’s performance management rating system. This approach allows executives to be assessed across multiple individual performance goals determined at the beginning of the year as part of the performance management process.

No awards are paid for performance below threshold for a particular performance measure but will be paid out for other performance measures provided threshold performance is obtained. Actual payouts for each goal are based upon final performance between threshold and stretch levels. Actual payouts for each performance goal are pro-rated for any level of performance between threshold and stretch using interpolation to reward incremental improvement. The Committee has the discretion to adjust any payouts to reflect the business environment and market conditions.

Incentive Opportunities. Each participant had a target award (expressed as a percentage of earned base salary during the fiscal year) and range that defines the incentive opportunity. Actual awards vary based on performance and range from 0% of target (not achieving threshold performance for a goal) to 150% of target for exceptional performance. The Committee maintains the discretion to modify, decrease or increase or eliminate the award based on positive or negative performance of the Company or individual.

Long-Term Incentive Plan

The long-term incentive program (the “LTI Plan”) provides a periodic award that is both performance and retention based in that it is designed to recognize the executive’s responsibilities, reward demonstrated performance and leadership and to retain such executives. The objective of the LTI Plan is to align compensation for the NEOs over a multi-year period directly with the interests of our shareholders by motivating and rewarding creation and preservation of long-term financial strength, shareholder value and relative shareholder return.

In 2018, the Committee worked with Pearl Meyer to re-design the LTI Plan framework in light of the following objectives:

●	Align executives with the Company’s shareholder interest.

●	Increase Company executive stock ownership/holdings.

●	Ensure sound risk management by providing a balanced view of performance and aligning rewards with the time horizon of risk.

●	Position the Company’s total compensation to be competitive with the market for meeting performance goals.

●	Motivate and reward long-term sustained performance.

●	Enable the Company to attract and retain talent needed to drive the Company’s success.

Eligibility. The LTI Plan includes eligible officers of the Company and all non-employee directors. Officers participating in the LTI Plan are nominated by the Company’s Chief Executive Officer and approved by the Committee. The LTI Plan is triggered by the Company’s achievement of satisfactory safety and soundness results from its most recent regulatory examination.

Equity Instruments and Vesting. The 2018 LTI Plan utilized a combination of:

●	50% Time-based Restricted Stock which support executive ownership and retention objectives. Grants vest over a three-year period (1/3 per year) for eligible officers of the Company and in one year for all non-employee directors.

●	50% Performance-based Restricted Stock which promote pay for performance since the awards are only earned when pre-defined performance goals are met. Grants are earned and banked at the end of each performance periods, within the three-year period, but are issued only at the end of the three-year performance period (2018 – 2020).

Incentive Opportunity. For 2018, the target opportunity provided through the LTI Plan was 30% of base salary for the CEO and 20% of base salary for the remaining NEOs, with the exception of Mr. Wagner, each valued at the date of the grant. The payout under the 2018 LTI Plan will occur in 2019.

Clawback Policy

Under the LTI and STI Plans, if the Board or an appropriate Board committee has determined that any fraud or intentional misconduct by one or more executive officers caused, directly or indirectly, the Company to restate its financial statements, the Board or committee may require reimbursement of any bonus or incentive compensation awarded to such officers and/or effect the cancellation of awards. This policy operates in addition to any (a) recoupment provisions contained in the terms of other compensation awards or programs, and (b) recoupment requirements imposed under applicable laws.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our NEOs. These guidelines were established to promote a long-term perspective in managing the Company and to align the interests of our shareholders and NEOs. The stock ownership goal for each of these individuals is a multiple of 1x salary. The guidelines provide the NEOs five years to comply. As of December 31, 2018, all NEOs were in compliance with the stock ownership guidelines. Information about ownership guidelines for our non-employee directors can be found in “Director Compensation” of this proxy statement.

Other Benefits

Benefits and Perquisites

The Committee supports providing benefits and perquisites to the NEOs that are substantially the same as those offered to officers of comparative financial institutions, which we believe are reasonable, competitive and consistent with our overall compensation program. In addition, we may also make available to certain NEOs the use of a Company automobile, as was the case in 2018 for the Chief Executive Officer, the Executive Vice President, and the Chief Business Development Officer.

Employment Agreements and Change of Control Agreements

The Committee believes that our continued success depends, to a significant degree, on the skills and competence of certain senior officers. The employment agreements are intended to ensure that we continue to maintain and retain experienced senior management.

We currently have employment agreements with our Chief Executive Officer, Mr. Hagan, our Executive Vice President, Mr. Miles, and our Chief Business Development Officer, Mr. Wagner, in order to retain such executives. The employment agreements of Messrs. Hagan and Miles provide for an initial three-year term subject to separate one-year extensions as approved by the Board at the end of each applicable fiscal year with minimum annual salaries, discretionary cash bonuses and other fringe benefits. The agreement with Mr. Wagner is for a three-year term with minimum annual salaries, discretionary cash bonuses and other fringe benefits. The agreements also include protection for the executives, if we experience a change in ownership or control. If such a change-in-control occurs, a portion of the severance payments might constitute an “excess parachute payment” under current federal tax laws. Messrs. Hagan’s, Miles’ and Wagner’s employment agreements do not provide for tax indemnity.

The employment agreements also provide uninsured death and disability benefits. If we experience a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of our assets as contemplated by Section 280G of the Code, a portion of any severance payments under the Change-in-Control Agreement might constitute an “excess parachute payment” under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by the officer and would be non-deductible by us for federal income tax purposes. The Change-in-Control Agreement does not provide a tax indemnity.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by our NEOs for service during each of the last two completed fiscal years, as applicable:

Name and Principal Positions	Year	Salary(1) ($)	Bonus(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
James C. Hagan President and Chief Executive Officer	2018	467,213	—	83,865	140,998	60,662	752,738
	2017	431,831	—	91,245	130,123	45,452	698,651

William J. Wagner SVP and Chief Business Development Officer	2018	350,000	—	—	—	32,519	382,519
	2017	350,000	—	—	—	34,347	384,347

Allen J. Miles, III EVP and Chief Lending Officer	2018	272,808	—	34,067	54,753	26,464	388,092
	2017	259,637	—	41,147	52,151	30,739	383,674

(1)	The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year.

(2)	Amounts shown in this column reflect cash awards under the STI Plan, which were paid in February of the following calendar year.

(3)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to restricted stock awards granted to our NEOs. For more information concerning the assumptions used for these calculations, please refer to the notes to the financial statements contained in the 2018 Annual Report on Form 10-K. The stock award column does not include the value of dividends paid on unvested restricted stock, which are included in the Summary Compensation Table under the caption “All Other Compensation.”

(4)	Amounts in this column are set forth in the table below and include life insurance premiums, 401(k) Plan matching contributions, ESOP contributions, dividends on unvested restricted stock and contributions under the Benefit Restoration Plan. The NEOs participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. In addition, we provide certain non-cash perquisites and personal benefits to each NEO that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

	Life Insurance Premiums ($)	401(k) Matching Contributions($)	ESOP Contributions($)	Dividends on Unvested Restricted Stock ($)	Contributions under the Benefit Restoration Plan ($)	Total ($)
James C. Hagan	17,164	7,509	16,649	1,656	17,684	60,662
Allen J. Miles, III	1,170	8,184	16,435	675	—	26,464
William J. Wagner	5,472	10,500	16,547	—	—	32,519

Outstanding Equity Awards at Year-End

The following table provides information about outstanding equity awards under the Company’s equity compensation plans at December 31, 2018, whether granted in 2018 or earlier.

Restricted Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James C. Hagan	5/23/2017	2,136	21,445	6,410	64,356
	1/30/2018	4,253	42,700	6,380	64,055
Allen J. Miles, III	5/23/2017	857	8,604	2,569	25,793
	1/30/2018	1,651	16,576	2,478	24,879
William J. Wagner	—	0	0	0	0

(1)	The market values of these shares are based on the closing market price of the Company’s common stock on the NASDAQ Stock Market of $10.04 on December 31, 2018.

(2)	Shares granted on May 23, 2017, were under the Company’s LTI Plan, are time-based and vest ratably over a three-year period beginning December 31, 2017. Shares granted on January 30, 2018, were under the Company’s LTI Plan, are time-based and vest ratably over a three-year period beginning December 31, 2018.

(3)	Shares granted on May 23, 2017, were under the Company’s LTI Plan, are performance-based and are subject to the achievement of annual 2017 LTI performance metrics before vesting is realized after a three-year period. Shares granted on January 30, 2018, were under the Company’s LTI Plan, are performance-based and are subject to the achievement of annual 2018 LTI performance metrics before vesting is realized after a three-year period.

Stock Award Exercises and Stock Vested

The following table sets forth the stock awards that vested for the NEOs during the last fiscal year. There were no stock awards exercised by any NEO during the last fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
James C. Hagan	5,557	55,792
Allen J. Miles, III	2,328	23,373

(1)	The figure shown includes the amount realized during the fiscal year upon the vesting of restricted stock, based on the closing sales price for a share of our common stock on the vesting date. Unvested restricted stock may not be transferred for value.

DIRECTOR COMPENSATION

Meeting and Chairperson Fees

Directors’ compensation is recommended to the Board by the Compensation Committee after consultation with our outside compensation consultant, Pearl Meyer, who reviews compensation of directors at similar peer institutions. In developing its recommendations, the Compensation Committee considers whether such directors are fairly paid for the work required in a company of our size and scope and whether such compensation aligns the directors’ interest with the interests of the shareholders.

Our practice has been to pay a fee of $1,000 to each of our non-employee directors for attendance at each Board meeting. In addition, each member of the Executive Committee received $1,733 per month for meetings, each member of the Audit Committee received $700 for each meeting the member attended, each member of the Compensation Committee received $500 for each meeting the member attended, each member of the Finance Committee received $500 for each meeting the member attended, and each member of the Nominating and Corporate Governance Committee received $500 for each meeting the member attended. We paid fees totaling $261,299 to our non-employee directors for the year ended December 31, 2018.

The Chairman of our Board, Mr. Tapases, receives an annual retainer fee of $10,000 for his services as Chairman. Chairpersons of the various Board Committees receive a retainer fee based on recommendations made to the Compensation Committee by the Committee’s executive compensation consultant. The annual retainer fees are as follows: 1) The Audit Committee chairperson receives $5,000; 2) The Compensation Committee chairperson receives $4,000; 3) The Finance Committee chairperson receives 3,500; and 4) The Nominating and Corporate Governance Committee chairperson receives $3,000. One-half of the retainer is payable to the chairperson in January with the other half being payable in July of the same calendar year.

Stock Awards

Under the Company’s 2014 Omnibus Incentive Plan, directors receive a restricted stock award each year, with a January 30, 2018, grant date for a number of shares equivalent to $18,000 as of the date of grant with such shares to vest in full upon the one-year anniversary of this grant in order to better align directors’ interest with that of shareholders.

Deferred Compensation Plan

We have established the Westfield Bank Directors’ Deferred Compensation Plan for the benefit of non-employee directors. Under the Deferred Compensation Plan, each non-employee director may make an annual election to defer receipt of all or a portion of his or her director fees. The deferred amounts are allocated to a deferral account and credited with interest at an annual rate equal to the rate on the highest yielding certificate of deposit issued by us during the year or according to the investment return of other assets as may be selected by the Compensation Committee. The Deferred Compensation Plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, disability or a Change-in-Control (as those terms are defined in the Deferred Compensation Plan).

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2018, for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards (2) ($)	All Other Compensation(3)	Total ($)
Laura Benoit	17,500	18,000	1,298	36,798
Donna J. Damon	19,500	18,000	402	37,902
Gary G. Fitzgerald	20,000	18,000	402	38,402
William D. Masse	19,000	18,000	402	37,402
Lisa G. McMahon	18,500	18,000	1,298	37,798
Gregg F. Orlen	15,500	18,000	402	33,902
Paul C. Picknelly	15,100	18,000	402	33,502
Steven G. Richter	18,000	18,000	402	36,402
Philip R. Smith	32,233	18,000	402	50,635
Kevin M. Sweeney	20,500	18,000	703	39,203
Christos A. Tapases	47,633	18,000	703	66,336
Donald A. Williams(4)	17,833	—	142	17,975

(1)	Includes retainer payments, meeting fees, committee and/or chairmanship fees earned during the fiscal year, whether such amounts were paid currently or deferred.

(2)	The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of the restricted shares awarded to directors in 2018 was $11.05 per share. Shares fully vested on January 30, 2019, and prior to the Company’s record date of March 20, 2019. Therefore, these shares are reflected in the forthcoming tables.

(3)	Amounts represent dividends paid on shares of restricted common stock granted to our non-employee directors.

(4)	Mr. Williams retired from the Board on May 15, 2018.

The following unvested shares of restricted stock and options were outstanding as of March 20, 2019:

Name	Unvested Stock Awards
Laura Benoit	4,642
Donna J. Damon	1,842
Gary G. Fitzgerald	1,842
William D. Masse	1,842
Lisa G. McMahon	4,642
Gregg F. Orlen	1,842
Paul C. Picknelly	1,842
Stephen G. Richter	1,842
Philip R. Smith	1,842
Kevin M. Sweeney	1,842
Christos A. Tapases	1,842

Stock Ownership Guidelines

We maintain stock ownership guidelines for our directors. These guidelines were established to promote a long-term perspective in managing the Company and to align the interests of our shareholders and our directors. The stock ownership goal for the directors is a multiple of 1x retainer. The guidelines provide the directors three years to comply. As of December 31, 2018, all directors were in compliance with the stock ownership guidelines.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

Except for the specific transactions described below no director, director nominee, executive officer or beneficial owner of more than 5% of our outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such transaction as described) with us during 2018, or proposes to engage in any transaction with us, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the fiscal years ending December 31, 2017, and December 31, 2018.

Transactions with Certain Related Persons

We make loans to our executive officers, employees and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. Certain of these loans also require prior approval by the Board. This pre-approval requirement is triggered when the proposed loan, when aggregated with all outstanding loans to the executive officer or director, will exceed the greater of $25,000 or 5% of Westfield Bank’s unimpaired capital and unimpaired surplus. If the potential borrower is a director, he or she may not participate in the vote or attempt to influence the directors. Management and the Board periodically review all loans to executive officers, employees and directors. At March 20, 2019, loans to non-employee directors and their associates totaled $3.5 million in loan exposure with outstanding balances of $721,004.

We have also entered into a lease agreement with Mr. Smith beginning in April 2015 at prevailing market rates for commercial space located adjacent to the Company’s headquarters at 9-13 Chapel Street, Westfield, Massachusetts. The annual lease payments under such lease were $29,009 and $28,395, respectively, for the initial lease term years ending March 31, 2018, and March 31, 2017. The annual lease payment is subject to increases based on yearly changes to the U.S. Consumer Price Index. This lease has a termination date of January 5, 2023.

Compensation arrangements for our NEOs and directors are described above under the sections entitled “Executive Compensation” and “Director Compensation,” respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of the copies of such reports furnished to us and written representations from reporting persons that no other reports were required during the fiscal year ended December 31, 2018, we believe that the filing requirements set forth in Section 16(a) of the Exchange Act were satisfied by the reporting persons during the 2018 fiscal year, except for the following: the Company filed Forms 4 six days late on behalf of each of Messrs. Ciejka, Fitzgerald, Gorman, Hagan, Masse, Miles, O’Connor, Orlen, Picknelly, Richter, Sagan, Sweeney and Tapases and Mses. Benoit, Damon, Inacio, Libiszewski, McCarthy, McMahon and Sajdak with respect to an award of restricted stock due to malfunctions with the Company’s filing agency’s electronic mail and filing software.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under SEC rules, beneficial ownership includes any shares of common stock which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentage of beneficial ownership is calculated based on 27,003,929 shares of our common stock outstanding as of March 20, 2019.

In calculating the number of shares beneficially owned and the ownership percentage, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days after March 20, 2019, are deemed outstanding even if they have not actually been exercised. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Principal Shareholders

The following table contains common stock ownership information for persons known to us to beneficially own more than 5% of our common stock as of March 20, 2019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	2,232,132(1)	8.27%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	2,303,968(2)	8.53%

Employee Stock Ownership Plan Trust of Westfield Financial, Inc. 141 Elm Street Westfield, MA 01085	1,727,624(3)	6.40%

RMB Capital Holdings, LLC 115 S. LaSalle Street, 34th Floor Chicago, IL 60603	1,564,599(4)	5.79%

Renaissance Technologies, LLC 800 Third Avenue New York, NY 10022	1,633,727(5)	6.05%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	1,599,941(6)	5.92%

(1)	All information is based on a Schedule 13G/A filed with the SEC on February 6, 2019, by Blackrock, Inc., and its affiliates. As of December 31, 2018, Blackrock, Inc., was the beneficial owner of and had sole voting power and sole dispositive power over 2,195,403.

(2)	All information is based on a Schedule 13G/A filed with the SEC on February 8, 2019, by Dimensional Fund Advisors LP and its affiliates. As of December 31, 2018, Dimensional Fund Advisors LP was the beneficial owner of and had sole voting power and sole dispositive power over 2,191,272 shares.

(3)	The number of shares listed as beneficially owned by the ESOP represents the number of shares of our common stock held by the plan trustee as of March 20, 2019. A total of 1,027,500 shares have been allocated to individual accounts established for participating employees and their beneficiaries, and 700,124 shares were held, unallocated, for allocation in future years. The ESOP, through the plan trustee (who is instructed by the ESOP Committee), has shared voting power and dispositive power over all unallocated shares held by the ESOP. The ESOP, acting through the plan trustee (who is instructed by the ESOP Committee), shares dispositive power over all allocated shares held in the ESOP with participating employees and their beneficiaries. Participating employees and their beneficiaries have the right to determine whether shares allocated to their respective accounts will be tendered in response to a tender offer but otherwise have no dispositive power. Any unallocated shares are generally required to be tendered by the plan trustee in the same proportion as the shares which have been allocated to the participants are directed to be tendered. In limited circumstances, ERISA may confer upon the plan trustee the power and duty to control the voting and tendering of shares allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. The ESOP disclaims voting power with respect to such allocated shares.

(4)	All information is based on a Schedule 13G/A filed with the SEC on February 14, 2019, by RMB Capital Holdings, LLC, and its affiliates. As of December 31, 2018, RMB Capital Holdings, LLC and RMB Capital Management, LLC, were the beneficial owners of and had shared voting and dispositive power of 1,564,599 shares; Iron Road Capital Partners LLC was the beneficial owner of and had shared voting and dispositive power of 36,239 shares; RMB Mendon Managers, LLC, was the beneficial owner of and had shared voting and dispositive power of 628,837 shares; and Mendon Capital Advisors Corp., was the beneficial ownership of and had shared voting and dispositive power of 899,523 shares.

(5)	All information is based on a Schedule 13G filed with the SEC on February 13, 2019, by Renaissance Technologies, LLC, and its affiliates. As of May 3, 2018, Renaissance Technologies, LLC, was the beneficial owner of and had sole voting power and sole dispositive power over 1,633,727 shares.

(6)	All information is based on a Schedule 13G filed with the SEC on February 12, 2019, by The Vanguard Group, Inc., and its affiliates. As of December 31, 2018, The Vanguard Group, Inc., was the beneficial owner of 1,599,941 shares and had sole voting power over 24,021 shares and sole dispositive power over 1,575,920 shares.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 20, 2019, by: (i) each director; (ii) each NEO; and (iii) all our directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name.

Name of Beneficial Owner	Position with the Company	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding(1)
James C. Hagan(2)	President and Chief Executive Officer	189,093	*
Allen J. Miles, III(3)	Executive Vice President and Chief Lending Officer	42,421	*
Laura Benoit(4)	Director	21,304	*
Donna J. Damon(5)	Director	30,537	*
Gary G. Fitzgerald(6)	Director	10,849	*
William D. Masse(7)	Director	39,522	*
Lisa G. McMahon(8)	Director	21,537	*
Gregg F. Orlen(9)	Director	51,646	*
Paul C. Picknelly(10)	Director	76,344	*
Steven G. Richter(11)	Director	28,987	*
Philip R. Smith(12)	Director	35,893	*
Kevin M. Sweeney(13)	Director	20,879	*
Christos A. Tapases(14)	Chairman of the Board	21,537	*
William J. Wagner(15)	Vice Chairman of the Board, Senior Vice President, and Chief Business Development Officer	404,424	1.50%
All Executive Officers and Directors as a Group (23 Persons)(16)		1,410,572	5.22%

* Less than 1% of the total outstanding shares of common stock.

(1)	Based on a total of 27,003,929 shares of our common stock outstanding as of March 20, 2019.

(2)	Consists of: a) 14,182 unvested shares of restricted stock as to which Mr. Hagan has sole voting power; b) 129,151 shares as to which Mr. Hagan has sole voting and investment power; c) 38,933shares held by the ESOP for his account as to which he has shared voting; and d) 6,827 shares held by our 401(k) Plan as to which he has shared voting and sole investment powers.

(3)	Consists of: a) 5,451 unvested shares of restricted stock as to which Mr. Miles has sole voting power; b) 2,911 shares as to which Mr. Miles has sole voting and investment power; c) 28,076 shares held by the ESOP for his account as to which he has shared voting; and d) 6,033 shares held by our 401(k) Plan as to which he has shared voting and sole investment powers.

(4)	Consists of: a) 4,642 unvested shares of restricted stock as to which Ms. Benoit has sole voting power and b) 16,662 shares as to which Ms. Benoit has sole voting and investment power.

(5)	Consists of: a) 1,842 unvested shares of restricted stock as to which Ms. Damon has sole voting power; b) 14,695 shares as to which Ms. Damon holds jointly with her spouse and has shared voting and investment power; and c) 14,000 shares as to which Ms. Damon has sole voting and investment power.

(6)	Consists of: a) 1,842 unvested shares of restricted stock as to which Mr. Fitzgerald has sole voting power and b) 9,007 shares as to which Mr. Fitzgerald holds jointly with his spouse and has shared voting and investment power.

(7)	Consists of: a) 1,842 unvested shares of restricted stock as to which Mr. Masse has sole voting power and b) 37,680 shares to which Mr. Masse has sole voting and investment power.

(8)	Consists of: a) 4,642 unvested shares of restricted stock as to which Ms. McMahon has sole voting power; b) 14,095 shares as to which Ms. McMahon holds jointly with her spouse and has shared voting and investment power; and c) 2,800 shares as to which Ms. McMahon has sole voting and investment power.

(9)	Consists of: a) 1,842 unvested shares of restricted stock as to which Mr. Orlen has sole voting power; b) 24,342 shares as to which Mr. Orlen holds jointly with his spouse and has shared voting and investment power; c) 1,212 shares as to which Mr. Orlen holds jointly with his daughter and has shared voting and investment power; and d) 24,250 shares held in an IRA for Mr. Orlen’s benefit as to which he has sole voting and investment powers.

(10)	Consists of: a) 1,842 unvested shares of restricted stock as to which Mr. Picknelly has sole voting power and b) 74,502 shares of restricted stock as to which Mr. Picknelly has sole voting and investment power.

(11)	Consists of: a) 1,842 unvested shares of restricted stock as to which Mr. Richter has sole voting power; b) 50 shares that are held by Mr. Richter’s spouse as to which he has no voting or investment power; and c) 27,095 shares as to which Mr. Richter has sole voting and investment power.

(12)	Consists of: a) 1,842 unvested shares of restricted stock as to which Mr. Smith has sole voting power; b) 4,695 shares as to which Mr. Smith has sole voting and investment power; and c) 29,356 shares as to which are held in a 401(k) Plan for Mr. Smith’s benefit as to which he has sole voting power but no investment power.

(13)	Consists of: a) 1,842 unvested shares of restricted stock as to which Mr. Sweeney has sole voting power and b) 19,037 shares as to which Mr. Sweeney has sole voting and investment power.

(14)	Consists of: a) 1,842 unvested shares of restricted stock as to which Mr. Tapases has sole voting power; b) 500 shares owned by Mr. Tapases’ spouse for which he has no voting or investment powers; and c) 19,195 shares as to which Mr. Tapases has sole voting and investment power.

(15)	Consists of: a) 132,518 shares held jointly with spouse for which Mr. Wagner has shared voting and investment power; b) 3,924 shares held in Mr. Wagner’s ESOP; c) 39,288 shares held within Mr. Wagner’s 401(k) Plan; d) 63,175 shares held within Mr. Wagner’s IRA as to which Mr. Wagner has sole voting and investment powers; e) 41,215 shares held within Mr. Wagner’s SERP Rabbi Trust for which he has sole voting power but no investment power; f) 2,812 shares held in custody for his two daughters for which he has sole voting and investment powers; and g) 242 shares held by his spouse’s IRA for which he has no voting or investment power. Mr. Wagner holds 121,250 fully vested exercisable stock options of which 48,500 stock options expire on January 25, 2022; and 72,750 stock options expire on January 22, 2023.

(16)	The figures shown for each of the executive officers named in the table do not include 700,124 shares held in trust pursuant to the ESOP that have not been allocated as of March 20, 2019, to any individual’s account. The figure shown for total ownership includes all stock ownership for the Company’s ten (10) remaining Section 16 filers who are members of Senior Management and are not named executives.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	238,075	6.33	236,053

Equity compensation plans not approved by shareholders	—	—	—

Total	238,075	6.33	236,053

PROPOSAL 2

NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION

OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to provide our shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of NEOs as disclosed in this proxy statement. This vote does not address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed in this proxy statement.

Vote Required

The approval of the non-binding advisory resolution on the compensation of our NEOs will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote for this proposal.

Our Recommendation

the board unanimously recommends that the shareholders vote “for” the approval of the non-binding advisory resolution on the compensation of the named executive officers.

General

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis section of this proxy statement, the summary compensation table and the other related tables and narrative disclosure contained elsewhere in this proxy statement. As discussed in those disclosures, the Board believes that our executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and our short and long-term performance. The objective of our executive compensation program is to provide compensation which is competitive based on our performance and aligned with the long-term interests of our shareholders.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, on an advisory basis, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section of this proxy statement, compensation tables and narrative discussion, is hereby APPROVED.

Your vote on this Proposal 2 is advisory, and therefore not binding on us, the Compensation Committee or the Board. Your advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to align our executive compensation with the best interests of the Company and our shareholders.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Wolf & Company, P.C., to act as our independent registered public accounting firm and to audit our financial statements for the fiscal year ending December 31, 2019. This appointment will continue at the pleasure of the Audit Committee and is presented to the shareholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our shareholders, the Audit Committee will consider that fact when it selects our independent registered public accounting firm for the following fiscal year.

Representatives of Wolf & Company, P.C., are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required

The ratification of Wolf & Company, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2019, will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes are not counted as votes cast and they will have no effect on the vote.

Our Recommendation

the board unanimously recommends a vote “for” the ratification of the appointment of wolf & company, p.c., as OUR independent registered public accounting firm.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2018, and 2017, respectively, we retained and paid Wolf & Company, P.C., to provide audit and other services as follows:

	2018	2017
Audit Fees(1)	$334,000	$325,000
Audit-Related Fees(2)	51,000	50,000
Tax Preparation Fees(3)	48,000	47,000
Other Fees(4)	4,378	41,039
Total	$437,378	$463,039

(1)	Includes audit fees for the consolidated financial statement audit, the audit of internal control over financial reporting, quarterly reviews, and estimated out-of-pocket costs;

(2)	Fees for benefit plan audits;

(3)	Consists of tax return preparation and tax-related compliance services;

(4)	Fees for WolfPAC risk management modules.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their own discretion.

By Order of the Board of Directors,

Theresa C. Szlosek
Secretary

Westfield, Massachusetts

April 2, 2019

PROXY

WESTERN NEW ENGLAND BANCORP, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 14, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints Gerald P. Ciejka and Guida R. Sajdak and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) of Western New England Bancorp, Inc. (the “Company”) in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at the Sheraton Springfield Monarch Place Hotel, One Monarch Place, Springfield, MA 01144 on May 14, 2019, at 10:00 a.m., and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

(Continued and to be marked, dated and signed on the reverse side)

▲FOLD AND DETACH HERE AND READ THE REVERSE SIDE▲

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held May 14, 2019

The Proxy Statement/Prospectus and our 2018 Annual Report to

Shareholders are available at: http://www.viewproxy.com/WNEB/2019

PROXY Proposals:

Item I Election of the following directors for a three-year term expiring at the 2022 annual meeting of stockholders:

01	Gary G. Fitzgerald	For All	Withhold All	For All Except
02	Paul C. Picknelly	☐	☐	☐
03	Kevin M. Sweeney
04	Christos A. Tapases

Instructions: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	Please indicate if you plan to attend this meeting ☐
Please mark votes as in this example ☒

Item 2 Ratification of the appointment of Wolf & Company, P.C., as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Item 3 Consideration and approval of a non-binding advisory resolution on the compensation of the Company's named executive officers.

☐ FOR ☐ AGAINST ☐ ABSTAIN

NOTE: Consideration of any other business as may properly come before the 2019 Annual Meeting, or at any adjournment or postponement thereof.

Date

Signature

Signature

(Joint Owners)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

CONTROL NUMBER

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

As a stockholder of WESTERN NEW ENGLAND BANCORP, INC., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on May 13, 2019.

For participants in the Western New England Bancorp 401(k) Plan, ESOP, or EIP this proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is given, if the card is not signed, or if the card is not received prior to 11:59 p.m., Eastern Daylight Time, on May 7, 2019, the Plan's Trustee will vote your shares held in the Plan in the same proportion as shares were voted by other Plan participants.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/WNEB Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to
vote your proxy. Have your proxy
card available when you call.
Follow the voting instructions to
vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.